Exhibit 10.1

First Supplemental Indenture
First Supplemental Indenture (this “First Supplemental Indenture”), dated as of June 26, 2015, among Titan International, Inc., a Delaware corporation, successor by merger to Titan International, Inc., an Illinois corporation (the “Titan Delaware”), and U.S. Bank National Association, a national banking association, as trustee (“Trustee”).
WITNESSETH
WHEREAS, Titan International, Inc., an Illinois corporation (“Titan Illinois” or the “Company”) and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of December 21, 2009 (the “Base Indenture”), providing for the issuance of the Company’s 5.625% Convertible Senior Subordinated Notes due 2017 (the “Notes”);
WHEREAS, Section 5.01 of the Base Indenture provides that the Company may merge into another Person in accordance with the conditions of that Section, including that the surviving Person shall expressly assume, by an indenture supplemental to the Base Indenture, all of the obligations and the performance of each covenant of the Company under the Securities and the Base Indenture;
WHEREAS, pursuant to an Agreement and Plan of Merger dated June 5, 2015, effective June 26, 2015, Titan Illinois merged with and into Titan Delaware, with Titan Delaware as the surviving corporation;
WHEREAS, pursuant to Section 9.01(b) of the Base Indenture, the Base Indenture may be supplemented pursuant to Article 5 of the Base Indenture without the consent of any Holder; and
WHEREAS, all conditions necessary to authorize the execution and delivery of this First Supplemental Indenture and to make this First Supplemental Indenture valid and binding have been complied with or have been done or performed; and
WHEREAS, pursuant to Section 9.06 of the Base Indenture, the Trustee is authorized to execute and deliver this First Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of all Persons who are now or hereafter become Holders of the Notes as follows:

1.    Capitalized Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture.
2.    Assumption of Obligations and Performance of Covenants. Titan Delaware hereby assumes all of the obligations and the performance of each covenant of the Company under the Securities and the Base Indenture.
3.    Substitution of Titan Delaware; Release and Discharge of Titan Illinois. Titan Delaware shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Base Indenture with the same effect as if such successor had been named as the Company therein, and Titan Illinois shall be discharged from all obligations and covenants under the Base Indenture and the Securities.
4.    Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
5.    Ratification, Confirmation and Preservation of Indenture. Except as expressly supplemented hereby, the Base Indenture continues in full force and effect and is in all respects confirmed, ratified and preserved and the provisions thereof shall be applicable to this First Supplemental Indenture. Upon the execution and delivery of this First Supplemental Indenture by Titan Delaware and the Trustee, this First Supplemental Indenture shall form a part of the Base Indenture for all purposes, and Titan Delaware, the Subsidiary Guarantors, the Trustee, any Paying Agent, any Registrar, any Conversion Agent and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Any and all references to the “Indenture,” whether within the Base Indenture or in any notice, certificate or other instrument or document, shall be deemed to include a reference to this First Supplemental Indenture (whether or not made), unless the context shall otherwise require.
6.    Indenture and First Supplemental Indenture Construed Together. This First Supplemental Indenture is an indenture supplemental to the Base Indenture, and the Base Indenture and this First Supplemental Indenture shall henceforth be read and construed together for all purposes.
7.    Benefits of First Supplemental Indenture. Nothing in this First Supplemental Indenture, the Base Indenture or the Notes, express or implied, shall give to any Person other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Registrar, any Conversion Agent and the Holders, any benefit of any legal or equitable right, remedy or claim under the Base Indenture, this First Supplemental Indenture or the Notes.
8.    Successors. All agreements of Titan Delaware in this First Supplemental Indenture shall bind its successors. All agreements of the Trustee in this First Supplemental Indenture shall bind its successors.
9.    The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this First Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Titan Delaware.

10.    Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
11.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
12.    Severability. In case any provision in this First Supplemental Indenture is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.
[signature pages follow]

SIGNATURES
Dated as of June 26, 2015
TITAN INTERNATIONAL, INC., a Delaware corporation
By:/s/ Maurice Taylor
Name: Maurice M. Taylor, Jr.
Title: Chief Executive Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Ann M. Forey
Name: Ann M. Forey
Title: Vice President

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